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                                                                     EXHIBIT 5.1

                         KOHRMAN JACKSON & KRANTZ P.L.L.

                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                              CLEVELAND, OHIO 44114


                                     -------



                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536

                                 August 5, 1998



Hawk Corporation
200 Public Square
Suite 30-5000
Cleveland, Ohio 44114


         RE:      REGISTRATION STATEMENT ON FORM S-8 OF HAWK CORPORATION

Gentlemen:

         Hawk Corporation, a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 700,000 shares (the "Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Hawk Corporation 1997 Stock Option Plan (the "1997 Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings attributed to them in the Registration Statement.

         In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the 1997 Plan and related matters; (iii) minutes of the annual meeting of stockholders of the Company approving the 1997 Plan; (iv) the 1997 Plan; and (v) such other documents and instruments as we have deemed necessary for providing this opinion letter.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or


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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
Page 2
August 5, 1998


certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that (i) the Company presently has at least 700,000 authorized and unissued shares of Common Stock from which the 700,000 Shares proposed to be sold pursuant to the exercise of Options granted under the 1997 Plan may be issued, and (ii) assuming
(a) the Company maintains an adequate number of authorized but unissued Shares and treasury Shares available for issuance to those persons who exercise Options granted in accordance with the 1997 Plan and (b) the Shares are duly delivered against payment therefor in accordance with the terms of the 1997 Plan, the Shares issued pursuant to the exercise of Options granted in accordance with the 1997 Plan will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the Federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       KOHRMAN JACKSON & KRANTZ P.L.L.

                                       /s/ Kohrman Jackson & Krantz P.L.L.